UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

Bunker Hill MINING Corp.

(Exact name of Registrant as Specified in Its Charter)

Nevada	333-150028	32-0196442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1009 McKinley Avenue, Kellogg, Idaho 83837

(Address of principal executive offices) (zip code)

(604) 842-1384

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Teck Facility Draw

On October 26, 2026, Bunker Hill Mining Corp. (the “Company” or “Bunker Hill”) drew an additional US$2.0 million under its uncommitted demand revolving standby prepayment facility established pursuant to the Standby Prepayment Facility Agreement, dated as of June 5, 2025 (the “Facility”), by and among the Company, Silver Valley Metals Corp. (together with its successors and permitted assigns, “SV Borrower”), and Teck Metals Ltd. (the “Lender”). Following the draw on October 26, 2026, the total draw on the Teck Facility outstanding is US$10.0 million. The proceeds from the drawdown will be used to support working capital requirements and ongoing operational activities as the Company advances toward full commercial production.

As previously disclosed in the Company’s Form 8-K as filed on June 11, 2025, the Facility permits revolving draws up to an aggregate maximum principal amount of US$10.0 million and is uncommitted and repayable on demand. The availability period ends on the earliest of (i) June 30, 2028, (ii) the date on which the project reaches 90% of nameplate capacity, and (iii) termination of the facility by the Lender, in each case subject to the terms and conditions therein. Amounts repaid may be reborrowed during the availability period, and each advance must be at least US$500,000. Amounts drawn bear interest at 13.5% per annum from their funding date to June 30, 2027, and a rate equal 15.0% per annum thereafter, subject to automatic increases. Interest is calculated on a 360-day year and capitalized quarterly in arrears. Upon an event of default, default interest accrues at the applicable rate plus 3.0% per annum.

The Company’s obligations under the Facility are secured by a first-ranking security interest over substantially all property and assets of the obligors, subject to permitted liens.

The foregoing description of the material terms of the Facility is qualified in its entirety by reference to the Standby Prepayment Facility Agreement, dated June 5, 2025, which was filed as Exhibit 10.34 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 27, 2025 and the description of the Facility contained in the Company’s 8-K as filed on June 11, 2025, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously announced, on August 20, 2026, Bunker Hill, entered into an Arrangement Agreement (the “Arrangement Agreement”) with Silver47 Exploration Corp., a British Columbia corporation (“Silver47”), and agreed to a strategic business combination transaction pursuant to a plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”).

On October 28, 2026, Bunker Hill held a special meeting of stockholders (the “Special Meeting”) in connection with the Arrangement. At the close of business on September 24, 2026, the record date of the Special Meeting, there were 47,207,589 shares of common stock, par value $0.000001 per share, of Bunker Hill (“Bunker Hill Common Stock” and each share of Bunker Hill Common Stock, a “Bunker Hill Share”) issued and outstanding, each of which was entitled to one vote with respect to the proposals voted on at the Special Meeting. A total of 27,295,759 shares of Bunker Hill Common Stock, representing approximately 57.8% of the issued and outstanding Bunker Hill Shares entitled to vote at the Special Meeting, were present in person or by proxy at the Special Meeting, constituting a quorum. The tables below detail the final voting result for each proposal voted on at the Special Meeting.

Proposal 1: The Charter Amendment Proposal

To approve the amendment to the Articles of Incorporation of Bunker Hill, as amended, conditioned upon the closing of the Arrangement, to increase the number of authorized shares of Bunker Hill Common Stock from 100,000,000 shares to 400,000,000 shares (the “Charter Amendment Proposal”). The following votes were cast at the Special Meeting (in person or by proxy) on the Charter Amendment Proposal, and the Charter Amendment Proposal was approved:

For	Against	Abstain	Broker Non-Votes
25,847,044	1,444,013	4,702	-

Proposal 2: The Share Issuance Proposal

To approve the issuance of up to 51,965,961 Bunker Hill Shares to former Silver47 securityholders in connection with the Arrangement (including the Bunker Hill Shares issuable upon the exchange or settlement of convertible securities issued by Silver47, as applicable) (the “Share Issuance Proposal”). The total number of Bunker Hill Shares authorized for issuance pursuant to the Share Issuance Proposal also includes a 2% buffer to account for administrative and clerical matters. The following votes were cast at the Special Meeting (in person or by proxy) on the Share Issuance Proposal, and the Share Issuance Proposal was approved:

For	Against	Abstain	Broker Non-Votes
25,949,684	1,327,715	18,360	-

Item 7.01. Regulation FD Disclosure.

On October 28, 2026, Bunker Hill issued a press release announcing the approval of the Charter Amendment Proposal and the Share Issuance Proposal at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of Bunker Hill under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 28, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bunker Hill MINING Corp.

Date: October 28, 2026	By:	/s/ Sam Ash
Sam Ash
President and CEO